EMPLOYEE STOCK COMPENSATION (1997) PLAN
                          WAVERIDER COMMUNICATIONS INC.

1.   Purpose of the Plan.

     This Employee Stock Compensation (1997) Plan, (the "Plan") is intended to further the growth and advance the best interests of WAVERIDER COMMUNICATIONS INC., (the "Company"), and affiliated companies, by supporting and increasing the Company's ability to attract, retain and compensate persons of experience and ability, and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company and affiliated companies. This plan provides for compensation to Employees, (as defined herein), through the award of the Company's Stock.


2.   Definitions.

     Whenever used in this plan, except where the context might clearly indicate otherwise, the following terms shall have the meanings ascribed to them:
     a) "Act" means the U.S. Securities Act of 1933, as amended.
     b) "Affiliate" means any Parent or Subsidiary of the Company.
     c)  "Award"  or  "Grant"  means any grant or sale of Stock  made under this
Plan.
     d) "Board" means the Board of Directors of the Company and where applicable includes any committee to whom any powers of the Board have been delegated in accordance with this Plan.
     e) "Code" means the Internal Revenue Code of 1986, as amended.
     f) "Date of Grant" means the day the Board authorizes the grant of Stock or such later date as may be specified by the Board as the date a particular award will become effective.
     g) "Employee" means and includes the following persons: i) executive officers, officers and directors, (including advisory and other special directors), of the Company or an Affiliate; ii) full-time and part-time employees of the Company or an Affiliate; iii) any person or entity engaged by the Company or an Affiliate, as a consultant, advisor or agent; and iv) a lawyer, law firm, accountant, accountant firm, or other professional or professional firm, engaged by the Company or an Affiliate.
     h) "Parent" means any corporation owning 50% or more of the total combined voting stock of all classes of the Company or another company qualifying as a Parent within this definition.
     i) "Participant" means an Employee to whom an award of Stock has been made.
     j) "Plan Shares" means shares of Stock from time to time subject to this Plan.

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     k) "Stock" means the Common shares of the Company, or in the event that the outstanding Common shares are hereafter changed into or exchanged for different shares or securities of the Company, such other shares or securities.
     l) "Subsidiary" means a company more than 50% of whose total combined capital stock of all classes is held by the Company or another company qualifying as a Subsidiary within this definition.


3.   Term.

     This Plan shall be effective as of the 10th day of June, 1997 and shall terminate on the 10th day of June, 1999, unless sooner terminated in accordance with the terms herein.


4.   Administration of the Plan.

     This Plan shall be administered by the Board; provided however, that the Board may delegate administration of the Plan to a committee composed of no fewer than two (2) non-employee members of the Board, (the "Committee"). If administration is delegated to a Committee, that Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board. The Board may abolish or change the Committee at any time and revest in the Board the administration of the Plan. Subject to the terms herein, "Administration" shall include the full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it and to generally make all other determinations which it believes to be necessary or advisable in administering this Plan. " Administration" shall further include the sole discretion to determine those eligible to receive an award of Stock, subject to the terms of this Plan. An Award may be made as compensation for services rendered directly, or in lieu of other compensation payable, as a bonus in recognition of past service or performance or may be sold to an Employee as herein provided. "Administration" shall further include the power to correct any defect, supply any omission, or reconcile any inconsistency in this Plan in such manner and to such extent as it shall deem necessary to implement the same. All decisions made, or action taken, arising out of, or in connection with the interpretation and administration of this Plan, shall be final and conclusive.


5.   Stock subject to the Plan.

     The maximum number of Plan Shares which may be awarded under this Plan is 2,500,000 shares.

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

6.   Persons eligible to receive awards.

     Awards may be granted to Employees only.


7.   Grants or awards of Plan Shares.

     Except as otherwise provided herein, the Board, (or Committee, as the case may be), shall have complete discretion to determine when and to which Employee(s), Plan Shares are to be granted, the number of Plan Shares to be awarded to each Employee, and any conditions or restrictions to be attached to the granting of such Plan Shares. A grant to an Employee may be made for cash, property, services rendered or other form of payment constituting lawful consideration under applicable law; Plan Shares awarded other than for services, shall be sold at not less than fair value thereof at the date of grant. No grant shall be made, if, in the judgment of the Board, (or Committee, as the case may be), such grant would constitute a public distribution within the meaning of the Act or the rules and regulations thereunder.


8.   Delivery of Stock Certificates.

     As promptly as practicable after authorizing an award of Plan Shares, the Company shall deliver to the recipient of the award a certificate or certificates, registered in the recipient's name, representing the number of Plan Shares that were granted. Unless the Plan Shares have been registered under the Act, each certificate evidencing same shall bear a legend to indicate that such shares were issued in a transaction which was not registered under the Act, and may only be sold or transferred in a transaction that is registered under the Act, or is exempt from the registration requirements of the Act. In the absence of registration under the Act, any person awarded Plan Shares may be required to execute and deliver to the Company an investment letter, satisfactory in form and substance to the Company, prior to the issuance and deliver of the shares. An award may be made under this Plan wherein the Plan Shares may be issued only after registration under the Act. 9. Assignability.

     An award of Plan Shares may not be assigned. Plan Shares themselves may be assigned only after such shares have been awarded, issued and delivered, and only in accordance with law and any transfer restrictions imposed at the time of award.


10.  Employment not conferred.

     Nothing in this Plan or in the award of Plan Shares shall confer upon any Employee the right to continue in the employ of the Company or any Affiliate, nor shall it interfere with or restrict in any way, the lawful rights of the Company or any Affiliate to discharge any Employee at any time for any reason whatsoever, with or without cause.

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

11.  Laws and Regulations.

     The obligations of the Company to issue and deliver Plan Shares following an award under this Plan shall be subject to the condition that the Company be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules, or regulations.


12.  Withholding of Taxes.

     If subject to withholding tax, the Company or any Affiliate may require that the Employee concurrently pay to the Company the entire amount or a portion of any taxes which the Company or Affiliate is required to withhold by reason of granting Plan Shares, in such amount as the Company or Affiliate in its discretion may determine. In lieu of part or all of any such payment, the Employee may elect to have the Company or Affiliate withhold from the Plan Shares issued hereunder a sufficient number of shares to satisfy withholding obligations. If the Company or Affiliate becomes required to pay withholding taxes to any federal, state or other taxing authority as a result of the granting of the Plan Shares, and the Employee fails to provide the Company or Affiliate with the funds with which to pay that withholding tax, the Company or Affiliate may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any required or permitted withholding), until the Company or Affiliate has been reimbursed for the entire withholding tax is was required to pay in respect of the award of Plan Shares.



13.  Reservation of Shares.

     The stock subject to this Plan, shall, at all times, consist of authorized but unissued Common shares, or previously issued shares of Common stock reacquired or held by the Company or an Affiliate, equal to the maximum number of shares the Company may be required to issue under this Plan, and such number of Common shares is hereby reserved for such purpose.



14.  Termination of the Plan.

     The Board may suspend or terminate this Plan at any time or from time to time, but no such action shall aversely affect the rights of a person granted an award under this Plan prior to that date. Otherwise, this Plan shall terminate on the earlier of the date previously specified herein, or the date when all the Plan shares have been issued.

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

15.  Amendment of the Plan.

     Subject to the terms herein, the Board shall have the power and authority to amend this Plan, which, without limiting the generality of the foregoing, shall include the authority to decrease the number of shares subject to this Plan, however in no event shall such power and authority include the right to alter the term of this Plan, amend the definition of "Employee" herein or increase the number of shares subject to this Plan, (except as may occur as a result of a reorganization or recapitalization of the Company as described in
Section 19 herein).



16.  Delivery of  a copy of the Plan.

     A copy of this Plan shall be delivered to every person to whom an award of Plan Shares is made.




17.  Liability.

     No member of the Board of Directors, the Committee (where applicable), or any other Committee of Directors, Officers, Employees, or agents of the Company or any Affiliate, shall be personally liable for any action, omission or determination made in good faith in connection with this Plan.


18.  Miscellaneous Provisions.

     The place of administration of this Plan shall be wherever the Company's principal executive offices are located and the validity, construction, interpretation and effect of this Plan and of its rules, regulations and rights relating to it, shall be determined solely in accordance with the laws of the
State of Nevada. Without amending this Plan, the Board, (or Committee as the case may be), may issue Plan Shares to employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in this Plan but consistent with the purpose of this Plan, as it deems necessary and desirable to create equitable opportunities, given differences in tax laws that may exist in such other countries. All expenses of administering this Plan and issuing Plan Shares shall be borne by the Company.

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

19.  Reorganization and Recapitalization of the Company.

     a) The shares of capital stock subject to this Plan are shares of Common stock currently constituted. If, and whenever, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, a stock split, combination of shares (reverse stock split), or recapitalization or other increase or reduction in the number of shares of the Common stock outstanding without receiving compensation therefore in money, services or property, then the number of shares of Common stock subject to this Plan shall i) in the event of an increase in the number of outstanding shares, be proportionately increased; and ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced.
     b) Except as expressly provided above, the Company's issuance of shares of capital stock of any class, or securities convertible into shares of Common stock by way of dividends, or for cash, property, labor, or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of Common stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to this Plan.

By Signature below, the undersigned officers of the Company hereby certify that the foregoing is a true and correct copy of the Employee Stock Compensation
(1997) Plan of the Company.


Dated:
June 10th, 1997                             WAVERIDER COMMUNICATIONS INC.


                                            By: /s/Robert Clarke
                                            ...........................
                                                Robert Clarke
                                                Authorized Officer
         (SEAL)




By:      /s/Walter Pickering
 ............................
         Walter Pickering
         Secretary